Exhibit 10.13

Execution Version

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

November 12, 2024

John C. Malone

John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995

John C. Malone June 2003 Charitable Remainder Unitrust

The Leslie A. Malone 1995 Revocable Trust

12300 Liberty Boulevard

Englewood, Colorado 80112

Dear Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof, by and among Charter Communications, Inc., a Delaware corporation (“Parent”), Fusion Merger Sub 1, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger LLC”), Fusion Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger LLC, and Liberty Broadband Corporation, a Delaware corporation (the “Company”) (as may be amended from time to time, the “Merger Agreement”). Capitalized terms used and not defined herein have the meanings provided to such terms in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated in the Merger Agreement, concurrently with the consummation of the GCI Divestiture, the Malone Group (as defined herein) shall exchange a sufficient number of shares of Company Series B Common Stock held by the Malone Group for Company Series C Common Stock (to the extent such number of shares is owned by members of the Malone Group) such that immediately following such exchange, no set of holders comprised of five or fewer individuals, estates or trusts will collectively own (within the meaning of Section 1563(d)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”)) more than nineteen percent (19%) of the voting power of the Company (the “Holder Condition” and such exchange, the “Exchange”).

WHEREAS, the Company, John C. Malone and John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995, are parties to that certain Exchange Agreement dated as of June 13, 2022 (the “Exchange Agreement”), and such parties thereto desire to amend certain provisions thereof and memorialize certain waivers with respect thereto, in each case, in accordance with this letter agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Exchange.

(a)            The Company shall have the right, but not the obligation, to provide written notice to the Malone Group at least five (5) Business Days prior to the anticipated Exchange Closing (as defined below) (an “Exchange Notice”), specifying, to the extent practicable, (i) the timing of the GCI Divestiture, (ii) a reasonable estimate of the number of shares of Company Series B Common Stock that will need to be exchanged by the Malone Group for shares of Company Series C Common Stock in the Exchange not to exceed the number of shares of Company Series B Common Stock then held by the Malone Group (the “Exchange Number”) necessary to cause the Holder Condition to be satisfied and (iii) a reasonable estimate of the aggregate voting power of the Voting Securities (as defined in the Company Charter) of the Company with respect to which the Malone Group has beneficial ownership as a percentage of the voting power of all outstanding Voting Securities of the Company after giving effect to the Exchange.

(b)            Following the receipt of the Exchange Notice by the Malone Group, concurrent with the consummation of the GCI Divestiture, the Company and the Malone Group shall consummate the Exchange (the “Exchange Closing”) remotely by the exchange of signatures; provided, however, that the conditions set forth in Section 6 shall have been satisfied (or waived by the party entitled to the benefit thereof).

(c)            At the Exchange Closing, on the terms and subject to the conditions contained in this letter agreement: (i) the Malone Group shall convey, transfer and deliver to the Company the number of shares of Company Series B Common Stock beneficially owned by the Malone Group equal to the Exchange Number (with the Company determining, in consultation with the Malone Group and considering in good faith the Malone Group’s viewpoints with respect thereto, the specific members of the Malone Group that will convey, transfer and deliver such shares and the number of shares to be delivered by each such member in the Exchange), together with any certificates representing such shares of Company Series B Common Stock, free and clear of all Encumbrances other than Permitted Encumbrances (the “Company Series B Exchange Shares”); (ii) the Company shall issue and deliver to the applicable members of the Malone Group such number of shares of Company Series C Common Stock equal to the number of shares of the Company Series B Exchange Shares, which shall be issued in book-entry form, and such shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances (the “Company Series C Exchange Shares” and together with the Company Series B Exchange Shares, the “Exchange Shares”), together with any certificates representing the number of shares of Company Series B Common Stock as shall be equal to the difference between the number of shares of Company Series B Common Stock represented by any certificates delivered pursuant to (i) above minus the number of shares of Company Series B Common Stock to be delivered in the Exchange, free and clear of all Encumbrances other than Permitted Encumbrances; and (iii) upon receipt of the transfers contemplated in clauses (i) and (ii), the Company and each member of the Malone Group transferring Company Series B Exchange Shares, respectively, shall deliver an executed cross receipt, acknowledging the receipt of shares transferred in the Exchange.

2.            Rescission. Unless otherwise agreed to in writing by the Malone Group and the Company, upon the Merger Agreement being terminated in accordance with its terms without the Closing having occurred but following the Exchange Closing,

(a)            the Exchange will be automatically rescinded and treated as if neither the Exchange nor the Exchange Closing had ever occurred (the “Rescission”); provided, however, in the event that the Malone Group disposes of any of the Company Series C Exchange Shares prior to the Rescission, the Malone Group shall only be entitled to receive, in connection with the Rescission, such Company Series B Exchange Shares equal to the number of Company Series C Exchange Shares beneficially owned by the Malone Group at the time of the Rescission;

(b)            each of the Company and the Malone Group hereby waives all, and none of the Company or the Malone Group shall have any, rights, duties or obligations of any kind (other than rights, duties or obligations to effect the Rescission) in respect of the Exchange to receive or retain, (i) in the case of the Malone Group, following the Exchange Closing, any shares of Company Series C Common Stock issued or delivered in connection therewith (collectively, the “Malone Rescission Shares”), and, (ii) in the case of the Company, following the Exchange Closing, any shares of Company Series B Common Stock delivered in connection therewith (collectively, the “Company Rescission Shares”); and

(c)            each of the Company, on the one hand, and the Malone Group, on the other hand, will take such actions as are reasonably necessary to effect the Rescission, and each will be deemed, upon the effectiveness of the Rescission, to make appropriate representations and warranties to the other with respect to the valid issuance and conveyance, as applicable, and the lack of any Encumbrances upon the Malone Rescission Shares or the Company Rescission Shares (other than Permitted Encumbrances), as applicable, so as to vest in the other good and valid title to the Malone Rescission Shares or the Company Rescission Shares, as applicable.

3.	Representations.

(a)            Representations of the Malone Group. The Malone Group represents and warrants, severally and not jointly as to such member of the Malone Group only, to the Company that:

(i)	upon delivery to the Company of such member’s Company Series B Exchange Shares at the Exchange Closing, in the manner provided in this letter agreement, the Company will have good and valid title to such shares of Company Series B Exchange Series, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by the Company or any of its controlled Affiliates;

(ii)	such member of the Malone Group has all requisite legal capacity to execute and deliver this letter agreement and to perform its obligations under this letter agreement, including the Exchange and the other transactions contemplated hereby;

(iii)	this letter agreement has been duly and validly executed and delivered by such member of the Malone Group and, assuming the due execution and delivery hereof by the Company, is a valid and binding agreement of such member of the Malone Group, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(iv)	the execution, delivery and performance by such member of the Malone Group of this letter agreement and the consummation by such member of the Malone Group of the Exchange and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority other than (x) as may be required by Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such member of the Malone Group to consummate the Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Exchange or the other transactions contemplated by this letter agreement;

(v)	the execution and delivery of this letter agreement, and the performance by such member of the Malone Group of this letter agreement and the consummation by such member of the Malone Group of the Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which such member of the Malone Group is subject, which would prevent such member of the Malone Group from performing any of its obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on such member of the Malone Group’s ability to consummate the Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of the Exchange or the other transactions contemplated by this letter agreement; and

(vi)	such member of the Malone Group is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act), with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the Exchange, and the other transactions contemplated hereby, and such member of the Malone Group acknowledges that the offer and sale of any Exchange Shares hereunder has not been registered under the Securities Act or any securities Laws of any state and that such Exchange Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

(b)            Representations of the Company. The Company represents and warrants to the Malone Group that:

(i)	upon issuance and/or delivery to the applicable members of the Malone Group of the Company Series C Exchange Shares at the Exchange Closing in the manner provided in this letter agreement, such Company Series C Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and such member of the Malone Group will have good and valid title to such Company Series C Exchange Shares so delivered, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by such member of the Malone Group or any of its controlled Affiliates;

(ii)	the Company is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full power and authority to execute and deliver this letter agreement and to consummate the Exchange and the other transactions contemplated hereby;

(iii)	the execution and delivery of this letter agreement by the Company, and performance of this letter agreement by the Company, including the consummation of the Exchange and the other transactions contemplated hereby, has been duly authorized by all requisite corporate power;

(iv)	this letter agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery hereof by each member of the Malone Group, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(v)	the execution, delivery and performance by the Company of this letter agreement and the consummation by the Company of the Exchange, and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority, other than (x) as may be required by any Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Company to consummate the Exchange or the other transactions contemplated hereby or prevent or materially delay the consummation of the Exchange or the other transactions contemplated by this letter agreement; and

(vi)	the execution, delivery and performance by the Company of this letter agreement and the consummation of the Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which the Company is subject, including without limitation the Company Charter, the Company Bylaws or similar organization documents of any of the Company’s controlled Affiliates, which would prevent it from performing any of its obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on the Company’s ability to consummate the Exchange and the other transactions contemplated hereby, or prevent or materially delay the consummation of the Exchange and the other transactions contemplated by this letter agreement.

4.	Reasonable Best Efforts.

(a)            The Company and the Malone Group shall cooperate with each other and use their respective reasonable best efforts to (i) consummate the Exchange and any other transactions contemplated by this letter agreement in the manner contemplated by this letter agreement and (ii) execute documents reasonably necessary to effect the Exchange and any other transactions contemplated by this letter agreement.

(b)            The Company and the Malone Group shall cooperate with each other and shall prepare and file all necessary filings, applications, notices and/or similar instruments or documentation, and use their respective reasonable best efforts to obtain as promptly as practicable all consents, approvals or non-objections, as applicable, of all third parties and Governmental Authorities that, in each case, are required under applicable Law to consummate the Exchange and the other transactions contemplated by this letter agreement.

5.	Tax Matters.

(a)            Each of the Company and the members of the Malone Group agree that the Exchange is a transaction intended to qualify, for U.S. federal income tax purposes, as an exchange pursuant to Section 1036 of the Code and/or a reorganization under Section 368(a)(1)(E) of the Code, in either case, which is tax-free (except to the extent of any consideration received by the Malone Group other than Company Series C Exchange Shares), and except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code), the Company and the Malone Group agree not to take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with the Exchange qualifying for U.S. federal income tax purposes as an exchange under Section 1036(a) of the Code and/or a reorganization under Section 368(a)(1)(E) of the Code which is tax-free (except to the extent of any consideration received by the Malone Group other than Company Series C Exchange Shares); provided, that in the event of a Rescission, the Company and the Malone Group shall not take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with the Exchange and any exchange effecting a Rescission (a “Rescission Exchange”) qualifying, for U.S. federal income tax purposes, either (A) to the extent the Exchange and a corresponding Rescission Exchange occur in the same tax year, as disregarded transactions or exchanges under Section 1036(a) of the Code which are disregarded or tax-free, as applicable, except to the extent of any consideration received by the Malone Group other than Company Series C Exchange Shares and Company Rescission Shares, or (B) to the extent the Exchange and a corresponding Rescission Exchange occur in different tax years, as exchanges under Section 1036(a) of the Code which are tax-free, except to the extent of any consideration received by the Malone Group other than Company Series C Exchange Shares and Company Rescission Shares. This letter agreement shall constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations with respect to the Exchange under this letter agreement.

6.	Conditions to Parties’ Obligation to Effect the Exchange.

(a)            Joint Conditions to the Exchange. The parties shall be subject to the satisfaction prior to or at the Exchange of the following conditions: (a) no Order entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect that prohibits, renders illegal or enjoins the consummation of the Exchange and (b) the consummation of the GCI Divestiture shall be reasonably expected to occur concurrently with the consummation of the Exchange.

(b)            Conditions to the Company’s Obligation to Effect the Exchange. The obligation of the Company to effect the Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by the Company, prior to or at the Exchange of the following conditions: (i) the representations set forth in Section 3(a) of each member of the Malone Group shall be true and correct in all material respects in each case as of the date of this letter agreement and as of the Exchange Closing as though made on and as of the Exchange Closing except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies; (ii) each member of the Malone Group shall have performed in all material respects all covenants required to be performed by it prior to or at the Exchange Closing; and (iii) each member of the Malone Group shall have delivered to the Company a certificate duly signed by an authorized representative of such member of the Malone Group that the conditions set forth in this Section 6(b) have been satisfied.

(c)            Conditions to the Malone Group’s Obligation to Effect the Exchange. The obligation of the Malone Group to effect the Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by each member of the Malone Group, prior to or at the Exchange of the following conditions: (i) the representations of the Company set forth in Section 3(b) shall be true and correct in all material respects in each case as of the date of this letter agreement and as of the Exchange Closing as though made on and as of the Exchange Closing except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies; (ii) the Company shall have performed in all material respects all covenants required to be performed by it prior to or at the Exchange Closing; (iii) in connection with the GCI Divestiture, the Malone Group shall be entitled to receive with respect to the Company Series B Exchange Shares, the same per share dividend of GCI Spinco stock as is payable to all holders of Company Series B Common Stock as of the record date for the GCI Spinco distribution and (iv) the Company shall have delivered to the Malone Group a certificate duly signed by an authorized officer of the Company that the conditions set forth in this Section 6(c) have been satisfied.

7.            Exchange Agreement.

(a)            Section 4(a) of the Exchange Agreement is hereby amended to insert immediately following Section 4(a)(ii) and immediately prior to Section 4(b), the following: “Notwithstanding anything in this Section 4(a) to the contrary, Section 4(a) shall be inapplicable with respect to the GCI Divestiture (as such term is defined in the Agreement and Plan of Merger, dated as of November 12, 2024 by and among Charter Communications, Inc., Fusion Merger Sub 1, LLC, Fusion Merger Sub 2, Inc., and the Company (the “Merger Agreement”)) or, for the avoidance of doubt, the Exchange or the Rescission (as such terms are defined in the letter agreement, dated as of November 12, 2024 by and among the Company, John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995, John C. Malone June 2003 Charitable Remainder Unitrust, The Leslie A. Malone 1995 Revocable Trust and John C. Malone (the “Letter Agreement”)).”

(b)            In accordance with Section 7(e) of the Exchange Agreement, a majority of the Independent Directors have determined that, in connection with the GCI Divestiture, the parties to the Exchange Agreement and GCI Spinco (as defined in the Merger Agreement) shall not be required to negotiate, and shall not enter into, an exchange agreement with respect to GCI Spinco in substantially the form of the Exchange Agreement to replicate the benefits and obligations of the parties to the Exchange Agreement.

(c)            Section 12(a)(iii) of the Exchange Agreement shall be amended to read in its entirety as follows: “(iii) other than in a circumstance where this Agreement is terminated pursuant to Section 12(a)(ii), upon the Malone Voting Power ceasing to constitute at least 20% of the outstanding voting power of the Voting Securities of the Company; provided, however, that notwithstanding the foregoing, this Agreement will not terminate as a result of the consummation of the Exchange (as defined in the Letter Agreement) and this Agreement shall not be terminated pursuant to this Section 12(a)(iii), if applicable, prior to the earlier of (x) the consummation of the mergers contemplated by the Merger Agreement or (y) the consummation of the Rescission (as defined in the Letter Agreement).

(d)            Section 2 of the Exchange Agreement shall be amended to insert immediately following Section 2(d) and immediately prior to Section 3, the following: “(e) Notwithstanding anything in this Section 2 to the contrary, at all times on or after the Exchange (as defined in the Letter Agreement) and prior to the termination of the Merger Agreement in accordance with its terms, none of the Company and Dr. Malone or the Trust  shall consummate a Dilutive Event Exchange.  The parties hereto acknowledge and agree that, notwithstanding anything herein to the contrary, on and after the Exchange (as defined in the Letter Agreement) and prior to the termination of the Merger Agreement in accordance with its terms, none of the Malone Series C Exchangeable Shares shall be exchanged for shares of Series B Common Stock (including, without limitation, any Available Series B Shares).”

(e)            Section 4 of the Exchange Agreement shall be amended to insert immediately following Section 4(c) and immediately prior to Section 5, the following: “(d) Notwithstanding anything in this Section 4 to the contrary, at all times on or after the Exchange (as defined in the Letter Agreement) and prior to the termination of the Merger Agreement in accordance with its terms, none of the Company and Dr. Malone or the Trust shall consummate a Fundamental Event Exchange. The parties hereto acknowledge and agree that, notwithstanding anything herein to the contrary, on and after the Exchange (as defined in the Letter Agreement) and prior to the termination of the Merger Agreement in accordance with its terms, none of the Malone Series C Exchangeable Shares shall be exchanged for shares of Series B Common Stock (including, without limitation, any Available Series B Shares).”

(f)            Notwithstanding anything herein to the contrary, except as expressly set forth in this Section 7 (or any other provision hereof necessary to give effect of this Section 7), all of the terms and conditions of the Exchange Agreement shall continue in full force and effect.

(g)            The Exchange Agreement, as amended pursuant to this Section 7, constitutes the entire agreement among the parties thereto pertaining to the subject matter thereof and of this Section 7 and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the applicable parties to the Exchange Agreement relating thereto.

(h)            Notwithstanding anything herein to the contrary, this Section 7 shall be subject to Sections 13 through 18 of the Exchange Agreement, which are hereby incorporated by reference herein, mutatis mutandis.

8.            Termination. If (a) the Merger Agreement is terminated in accordance with its terms without the Closing having occurred and prior to the Exchange Closing, effective upon such termination or (b) the Merger Agreement is terminated in accordance with its terms without the Closing having occurred but following the Exchange Closing, effective upon the completion of the Rescission pursuant to Section 2, in either such case, this letter agreement (exclusive of Section 7) shall forthwith become null and void and of no effect and the obligations of the parties under this letter agreement shall terminate, without liability of any of the parties (or any stockholder, director, officer, employee, consultant, financial advisor, legal counsel, financing source, accountant, insurer or other advisor, agent or representative of such party), provided that nothing contained herein shall relieve any party to this letter agreement from any liability for damages resulting from (i) fraud or (ii) Willful Breach of any covenant by such party prior to such termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. This letter agreement may (subject to the foregoing) also be terminated by mutual consent of the parties in a written instrument.

9.            Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

10.            Forum; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement will be brought exclusively in the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware, or in any other venue required by Delaware law, or in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13 shall be deemed effective service of process on such party.

11.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.            Remedies; Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this letter agreement was not to be performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the performance of terms and provisions of this letter agreement in any court referred to in Section 10 hereof without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

13.            Notice. All notices, requests, claims, demands and other communications under this letter agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Malone Group, to:

John C. Malone
[Separately provided]
12300 Liberty Boulevard, 2nd Floor
Englewood, Colorado 80112
Email: [Separately provided]

with a copy to (which shall not constitute notice):

Steven D. Miller
[Separately provided]
Email: [Separately provided]

if to the Company, to:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Chief Legal Officer
Email: [Separately provided]

with a copy to (which shall not constitute notice):

O’Melveny & Myers LLP
1301 6th Ave Suite 1700
New York, NY 10019
Attention:	C. Brophy Christensen
Noah K. Kornblith
Email:	bchristensen@omm.com
nkornblith@omm.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

14.            Assignment. Neither this letter agreement nor any of the rights, interests or obligations under this letter agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties hereto. Any purported assignment in breach of the foregoing is void ab initio and of no force and effect whatsoever. This letter agreement shall be binding on all permitted heirs, successors and assigns, and in the event of Dr. John C. Malone’s death, this letter agreement shall continue to bind each member of the Malone Group.

15.            Interpretation. When a reference is made in this letter agreement to a Section, such reference shall be to a Section of this letter agreement unless otherwise indicated. The headings contained in this letter agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this letter agreement. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this letter agreement shall refer to this letter agreement as a whole and not to any particular provision of this letter agreement.

16.            Amendments; Waivers. Any provision of this letter agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by each of the parties, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.            Severability. Whenever possible, each provision or portion of any provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18.            Counterparts. This letter agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

19.            Effectiveness of Agreements; No Third-Party Beneficiaries. Except as set forth in the next sentence, the covenants and agreements of the parties contained herein or in any certificate delivered pursuant hereto prior to or at the Exchange Closing will terminate at the Exchange Closing, provided that nothing contained herein shall relieve any party to this letter agreement from any liability for damages resulting from (a) fraud or (b) Willful Breach of any covenant by such party, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. The covenants and other agreements set forth in this letter agreement that by their terms apply, or that are to be performed, in whole or in part, after the Exchange Closing, shall survive following the Exchange Closing.

20.            Definitions.

(a)            “Encumbrance” means any mortgage, deed of trust, lien (statutory, contractual or otherwise), pledge, hypothecation, charge, title retention device, title defect, assignment, adverse claim, encumbrance, option, right of first refusal or first offer, preemptive right or security interest of any kind or nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(b)            “Permitted Encumbrance” means (i) any Encumbrance under this letter agreement (including, without limitation, pursuant to Section 2 hereof), and (ii) any restrictions on Transfer arising under securities Laws of general applicability.

(c)            “Malone Group” means John C. Malone, the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995, the John C. Malone June 2003 Charitable Remainder Unitrust and The Leslie A. Malone 1995 Revocable Trust.

(d)            “Transfer” means a sale, transfer or disposition of beneficial ownership, directly or indirectly, whether by operation of law or otherwise.

[Signature Page Follows]

If the foregoing is consistent with your understanding, please so indicate by your signature below, which will constitute the agreement of the parties hereto.

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and
Chief Administrative Officer

[Signature Page to Exchange Side Letter Agreement]

/s/ John C. Malone
JOHN C. MALONE

THE JOHN C. MALONE 1995 REVOCABLE TRUST

By:	/s/ John C. Malone
Name:	John C. Malone
Title:	Trustee

THE LESLIE A. MALONE 1995 REVOCABLE TRUST

By:	/s/ John C. Malone
Name:	John. C. Malone
Title:	Trustee

JOHN C. MALONE JUNE 2003 CHARITABLE REMAINDER UNITRUST

By:	/s/ John C. Malone
Name:	John C. Malone
Title:	Trustee

[Signature Page to Exchange Side Letter Agreement]